Exhibit 99.1

TESSCO Reports Fourth-Quarter Fiscal Year 2022 Financial Results

Met or Exceeded FY2022 Revenue, EBITDA and Net Loss Targets

FY2022 Sales Bookings Grew 21% over FY2021

Sales Backlog Entering FY2023 Up 120%, or $41 Million, Compared to Sales Backlog Entering FY2022

Company Provides Full-year Fiscal 2023 Guidance for 11% Revenue Growth at Mid-Point of Range

HUNT VALLEY, MD, May 10, 2022—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS) today reported financial results for its fiscal year 2022 fourth quarter and year ended March 27, 2022.

Fourth-Quarter and Full Fiscal Year Financial Highlights from Continuing Operations

●	Fourth-quarter fiscal-year 2022 revenues of $101.6 million, up 14.5% compared with the fourth quarter of prior fiscal year
●	Fiscal year 2022 revenues of $417.5 million, up 11.8% from the prior year
●	Fourth-quarter sales order bookings growth of 10.6% compared with prior-year quarter; full year sales order bookings growth of 21.5%
●	Record-high sales backlog at end of fiscal 2022 of $75 million, up $41 million since end of fiscal 2021
●	Fourth-quarter net loss of $1.0 million, up slightly from the year-ago quarter; full-year fiscal 2022 net loss of $3.3 million, compared with $14.4 million for fiscal 2021
●	Fourth-quarter fiscal 2022 adjusted EBITDA* of $0.7 million, compared with adjusted EBITDA loss of $1.9 million for the prior-year fourth quarter
●	Full-year fiscal 2022 adjusted EBITDA* of $0.3 million, compared with full-year fiscal 2021 adjusted EBITDA loss of $12.8 million.

* See explanation of Non-GAAP information below

“Our excellent fourth-quarter performance capped a fiscal year of tremendous progress in the execution of our turnaround strategy,” said Sandip Mukerjee, TESSCO’s President and Chief Executive Officer. “While supply-chain disruptions and inflationary headwinds continued, we were able to achieve significant annual improvements in revenue and profitability. We achieved revenue growth of 12% while lowering our net loss by $11 million and improved our adjusted EBITDA by over $13 million, resulting in positive adjusted EBITDA for the year.

“This was a remarkable turnaround in just one year and we continue to see strong demand for our offerings, with robust bookings in the fourth quarter and a 21% improvement in bookings for the fiscal year. We ended the year with a record level of sales backlog, which was $41 million higher than where we ended last fiscal year. We also continued to focus on cost efficiencies and on gaining leverage from our business. Our strict focus on costs, combined with strong demand for our products, resulted in a tremendous improvement to the bottom line.

“During the fourth quarter, we made progress in all aspects of our strategy. This strong end to the fiscal year led to record annual revenues in our business, our Carrier market, and with our Ventev product line. Additionally, we made continued progress with our SaaS offerings in building our sales pipeline for our Device Life Cycle Management platform.

“We expect our growth and profitability momentum to continue into our new fiscal year as we proceed with our turnaround strategy. Despite the ongoing supply chain disruptions, the large backlog we have built along with strong execution should drive revenue and EBITDA enhancements in fiscal 2023.”

Fourth-Quarter and Full-Year Financial Results

Due to the sale of TESSCO’s retail inventory and other related assets in the third quarter of fiscal year 2021, and the corresponding retail business exit, the Company’s Consolidated Financial Statements present earnings both from continuing and discontinued operations. The financial tables and financial results discussed in this Press Release relate only to continuing operations.

	Fourth Quarter FY 2022	Fourth Quarter FY 2021	Full Year FY 2022	Full Year FY 2021
Revenue	$101.6M	$88.7M	$417.5M	$373.3M
Loss before income taxes	($0.9M)	($2.8M)	($4.4M)	($18.2M)
Net loss [1]	($1.0M)	($0.9M)	($3.3M)	($14.4M)
Loss per share	($0.12)	($0.10)	($0.37)	($1.65)
Adjusted EBITDA[2]	$0.7M	($1.9M)	$0.3M	($12.8M)

1 Net loss for full-year fiscal 2021 includes $2.6 million in pre-tax incremental expenses related to a consent solicitation initiated by a shareholder group in the second fiscal quarter of fiscal 2021.

2 Adjusted EBITDA is a Non-GAAP financial measure. Please see the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results included as an exhibit to this press release.

Revenue by Market

	Year over Year Q4 FY 2022 vs. Q4 FY 2021	Full Year FY 2022 vs. FY 2021
Carrier	26.8%	20.6%
Commercial	6.5%	5.9%
Total	14.5%	11.8%

Sales Backlog

	Carrier	Commercial	Total
Q1 FY22	$25M	$22M	$47M
Q2 FY22	$30M	$25M	$55M
Q3 FY22	$33M	$35M	$68M
Q4 FY22	$32M	$43M	$75M

For the fiscal 2022 fourth quarter, revenues increased 14.5% to $101.6 million, from $88.7 million for the fourth quarter of fiscal 2021, with strong results across the Company’s two markets, with double digit growth in the Carrier market.

Gross profit was $18.9 million for the fourth quarter of fiscal 2022, compared with $16.8 million for the same quarter of fiscal 2021. Gross margin was 18.6% for the fourth quarter of fiscal 2022, compared with 19.0% in the fourth quarter of last year, largely as a result of a less favorable customer mix in the Company’s Carrier market and larger excess and obsolete inventory charges, partially offset by pricing increases and a 58% increase in higher-margin Ventev product revenues.

Fourth-quarter fiscal-2022 selling, general and administrative (SG&A) expenses were down slightly to $19.5 million from $19.6 million in the prior-year quarter, on the 14.5% increase in revenues. SG&A expenses as a percentage of revenue were 19.2% in the fourth quarter of fiscal 2022, down from 22.1% in the prior-year quarter due to the Company’s successful ongoing cost-reduction initiatives, despite global supply chain constraints resulting in increased freight costs in the fourth quarter of fiscal 2022.

Fourth-quarter fiscal-2022 net loss was $1.0 million, up slightly from the fourth quarter of fiscal 2021, due to tax benefits recorded in the prior year quarter.

Adjusted EBITDA* was $0.7 million for the fourth quarter of fiscal 2022. This compares with an adjusted EBITDA* loss of $1.9 million for the fourth quarter of fiscal 2021.

As of March 27, 2022, the outstanding balance under the Company’s up to $80 million line of credit was approximately $36.9 million, down from $38.3 million in the sequential third quarter. The balance on the Company’s debt arrangement entered into during the fourth quarter related to its Reno facility was $6.4 million.  The Company had $1.8 million in cash and cash equivalents, up from $1.1 million in the sequential third quarter. Cash flow used in operations was $2.8 million in the fourth quarter of fiscal 2022.

The Company’s shareholders’ equity (total assets less total liabilities, also referred to as book value) as of March 27, 2022 was $76.0 million, or $8.45 per share based upon 9.0 million fully diluted shares outstanding.

Business Outlook

“As we move forward in fiscal year 2023, we will continue to work closely with our suppliers to meet the needs of customers while maximizing our financial results,” added Mukerjee. “The uncertainty of the global supply chain limits our visibility, however, we ended fiscal 2022 with record backlog, and momentum continues to build in the execution of our turnaround strategy. We expect revenues from our SaaS offerings will ramp up through the year and sales of our Ventev products will continue to comprise a greater percentage of our sales in both markets. We look forward to increased growth and profitability in the coming year.”

Tessco’s business outlook for full fiscal 2023, compared to fiscal 2022 results, is summarized below (all amounts related to continuing operations only):

	FY 2023 Guidance	FY 2022 Actuals
Revenue	$450.0M - $475.0M	$417.5M
Net loss	($5.0M) – ($2.1M)	($3.3M)
Adjusted EBITDA*	$4.0M - $7.0M	$0.3M

*Adjusted EBITDA is a Non-GAAP financial measure. Please see the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results.

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted. The Business Outlook published in this press release reflects only the Company’s current best estimate and the Company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

Fourth-Quarter 2022 Conference Call

Management will host a conference call to discuss fourth-quarter and year-end fiscal 2022 results and Business Outlook on Wednesday, May 11, 2022 at 8:30 a.m. ET. To participate in the conference call, please call 888-210-2975 (domestic call-in) or 646-960-0497 (international call-in).

A live webcast of the conference call will be available on the Events & Presentations page of the Company’s website. All participants should call or access the website approximately 10 minutes before the conference begins. An archived version of the webcast will be available on the Company's website for one year.

*Non-GAAP Information

EBITDA, Adjusted EBITDA, EBITDA per diluted share and Adjusted EBITDA per diluted share are measures used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement, which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for (benefit from) income taxes, and depreciation and amortization. EBITDA per diluted share is defined as EBITDA divided by TESSCO’s diluted weighted average shares outstanding.  Adjusted EBITDA is EBITDA as defined above, but also adds stock-based compensation and goodwill impairments.

Management believes these EBITDA measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA, EBITDA per diluted share, Adjusted EBITDA and Adjusted EBITDA per share are not recognized terms under GAAP, and EBITDA and Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and EBITDA per diluted share, are intended to be measures of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of actual Non-GAAP to GAAP results is included as an exhibit to this release.

A reconciliation of Non-GAAP to GAAP measures pertaining to the Business Outlook is as follows:

	Low	High
Net loss per business outlook	$(5.0M)	$(2.1M)
Add: provision for (benefit from) income taxes	0.2M	0.3M
Add: depreciation and amortization	6.3M	6.3M
Add: interest expense, net	1.5M	1.5M
Add: stock-based compensation	1.0M	1.0M
Adjusted EBITDA per business outlook	$4.0M	$7.0M

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial customers in the wireless infrastructure ecosystem. The Company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. TESSCO supplies products to the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 28, 2021, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: the impact and results of any new or continued activism activities by activist investors; termination or non-renewal of limited duration agreements or arrangements with our suppliers, which are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers, suppliers or other relationships, or reduction of customer business or product availability; loss of customers or suppliers either directly or indirectly as a result of consolidation among large wireless service carriers and others within the wireless communications industry; deterioration in the strength of our customers' or suppliers' business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our suppliers or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; our inability to maintain or upgrade our technology or telecommunication systems without undue cost, incident or delay; system security or data protection breaches and exposure to cyber-attacks, and the cost associated with ongoing efforts to maintain cyber-security measures and to meet applicable compliance standards; damage or destruction of our distribution or other facilities; prolonged or otherwise unusual quality or performance control problems; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence or devaluation and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our suppliers and customers; our inability to access capital and obtain or retain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; health epidemics or pandemics or other outbreaks or events, or national or world events or disasters beyond our control; changes in political and regulatory conditions, including tax and trade policies; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

Contacts

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

David Calusdian
Sharon Merrill Associates, Inc.
617-542-5300
TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Income (Loss) (Unaudited)

	Fiscal Quarters Ended			Year Ended
	March 27,	March 28,	December 26,	March 27,	March 28,
	2022	2021	2021	2022	2021

Revenues	$101,590,100	$88,733,100	$102,462,400	$417,544,800	$373,340,700
Cost of goods sold	82,655,900	71,907,100	82,841,600	339,507,900	305,625,100
Gross profit	18,934,200	16,826,000	19,620,800	78,036,900	67,715,600
Selling, general and administrative expenses	19,504,800	19,580,000	19,403,800	81,543,400	85,507,100
Operating income (loss)	(570,600)	(2,754,000)	217,000	(3,506,500)	(17,791,500)
Interest expense, net	373,500	58,500	131,000	876,900	426,300
Income (loss) from continuing operations before provision for (benefit from) income taxes	(944,100)	(2,812,500)	86,000	(4,383,400)	(18,217,800)
Provision for (benefit from) income taxes	94,900	(1,958,000)	(1,129,000)	(1,071,300)	(3,844,500)
Net income (loss) from continuing operations	$(1,039,000)	$(854,500)	$1,215,000	$(3,312,100)	$(14,373,300)
Income (loss) from discontinued operations, net of taxes	(576,600)	(2,075,700)	243,800	611,300	5,630,400
Net income (loss)	$(1,615,600)	$(2,930,200)	$1,458,800	$(2,700,800)	$(8,742,900)
Basic earnings (loss) per share
Continuing operations	$(0.12)	$(0.10)	$0.14	$(0.37)	$(1.65)
Discontinued operations	$(0.06)	$(0.24)	$0.03	$0.07	$0.65
Consolidated operations	$(0.18)	$(0.33)	$0.16	$(0.30)	$(1.01)
Diluted earnings (loss) per share
Continuing operations	$(0.12)	$(0.10)	$0.14	$(0.37)	$(1.65)
Discontinued operations	$(0.06)	$(0.24)	$0.03	$0.07	$0.65
Consolidated operations	$(0.18)	$(0.33)	$0.16	$(0.30)	$(1.01)
Basic weighted-average common shares outstanding	8,978,777	8,814,859	8,957,502	8,927,837	8,697,369
Effect of dilutive options and other equity instruments	—	—	39,335	—	—
Diluted weighted-average common shares outstanding	8,978,777	8,814,859	8,996,837	8,927,837	8,697,369

TESSCO Technologies Incorporated

Consolidated Balance Sheets (Unaudited)

	March 27,	March 28,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,754,000	$1,110,000
Trade accounts receivable, net	75,546,300	70,045,700
Product inventory, net	55,945,300	53,060,000
Income taxes receivable	7,412,000	10,432,500
Prepaid expenses and other current assets	2,961,700	3,980,900
Current portion of assets held for sale	—	1,196,900
Total current assets	143,619,300	139,826,000

Property and equipment, net	10,835,900	12,571,600
Intangible assets, net	30,595,600	19,136,500
Lease asset - right of use	8,910,400	11,285,800
Other long-term assets	8,552,100	6,258,000
Total assets	$202,513,300	$189,077,900

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$65,254,900	$59,415,600
Payroll, benefits and taxes	5,230,500	6,279,800
Income and sales tax liabilities	1,188,100	803,900
Accrued expenses and other current liabilities	1,455,500	2,912,300
Lease liability, current	2,566,300	2,573,500
Current portion of long-term debt	340,300	—
Total current liabilities	76,035,600	71,985,100

Deferred tax liabilities	145,600	26,500
Revolving line of credit	36,914,600	30,583,200
Non-current lease liability	6,586,200	8,923,500
Long-term debt	6,155,000	—
Other non-current liabilities	753,200	809,400
Total liabilities	126,590,200	112,327,700

Shareholders’ equity:
Preferred stock	—	—
Common stock	105,900	104,200
Additional paid-in capital	69,166,100	67,227,700
Treasury stock	(129,200)	(62,800)
Retained earnings	6,780,300	9,481,100
Total shareholders’ equity	75,923,100	76,750,200
Total liabilities and shareholders’ equity	$202,513,300	$189,077,900

TESSCO Technologies Incorporated

Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) from Continuing Operations (Unaudited)

	Fiscal Quarters Ended			Year Ended
	March 27,	March 28,	December 26,	March 27,	March 28,
	2022	2021	2021	2022	2021

Net income (loss) from continuing operations	$(1,039,000)	$(854,500)	$1,215,000	$(3,312,100)	$(14,373,300)
Add:
Provision for (benefit from) income taxes	94,900	(1,958,000)	(1,129,000)	(1,071,300)	(3,844,500)
Interest expense, net	373,500	58,500	131,000	876,900	426,300
Depreciation and amortization	606,500	609,400	633,000	2,484,900	3,744,500
EBITDA	$35,900	$(2,144,600)	$850,000	$(1,021,600)	$(14,047,000)
Add:
Stock-based compensation	613,600	251,400	101,700	1,338,300	1,211,000
Adjusted EBITDA	$649,500	$(1,893,200)	$951,700	$316,700	$(12,836,000)

EBITDA per diluted share	$0.00	$(0.24)	$0.09	$(0.11)	$(1.62)
Adjusted EBITDA per diluted share	$0.07	$(0.21)	$0.11	$0.04	$(1.48)

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended
	March 27,	March 28,	December 26,	Growth Rates Compared to
	2022	2021	2021	Prior Year Period	Prior Period
Market Revenues
Carrier	$44,393	$35,015	$43,409	26.8%	2.3%
Commercial	57,197	53,718	59,053	6.5%	(3.1)%
Total revenues	$101,590	$88,733	$102,462	14.5%	(0.9)%

Market Gross Profit
Carrier	$4,620	$4,507	$5,484	2.5%	(15.8)%
Commercial	14,314	12,319	14,137	16.2%	1.3%
Total gross profit	$18,934	$16,826	$19,621	12.5%	(3.5)%
% of revenues	18.6%	19.0%	19.1%

	Year Ended
	March 27,	March 28,	Growth Rates
	2022	2021	Compared to Prior Year Period
Market Revenues
Carrier	$180,740	$149,825	20.6%
Commercial	236,805	223,516	5.9%
Total revenues	$417,545	$373,341	11.8%

Market Gross Profit
Carrier	$20,985	$16,585	26.5%
Commercial	57,052	51,131	11.6%
Total gross profit	$78,037	$67,716	15.2%
% of revenues	18.7%	18.1%